Exhibit 5.1
[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

September 9, 2008
AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111

Re:	AMB Property Corporation, a Maryland corporation (the “Company”)
Ladies and Gentlemen:
     We have acted as Maryland corporate counsel to the Company in connection with the registration of up to 3,323,143 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, of which (i) up to 2,064,430 shares (the “OP Unit Shares”) are to be issued by the Company to certain holders (the “OP Unit Selling Stockholders”) of units of limited partnership interest (the “OP Units”) or performance units of limited partnership interest (the “Performance Units”) in AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”), upon exchange of such OP Units or Performance Units, as applicable; and (ii) up to 1,258,713 shares (the “Sub-OP Unit Shares”) are to be issued by the Company to certain holders (the “Sub-OP Unit Selling Stockholders”) of units of Class B common limited partnership interest (the “Sub-OP Units”, and together with the OP Units and the Performance Units, collectively, the “Units”) in AMB Property II, L.P., a Delaware limited partnership (the “Sub-Operating Partnership”), upon exchange of such Sub-OP Units, under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3 filed or to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about September 9, 2008 (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
(i)	the charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the “Department”) on November 24, 1997, Articles Supplementary filed with the Department on July 23, 1998 (the “July 1998 Articles Supplementary”), Articles Supplementary filed with the Department on November 12, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
September 9, 2008

the Department on March 18, 1999, correcting the July 1998 Articles Supplementary, Articles Supplementary filed with the Department on May 5, 1999, Articles Supplementary filed with the Department on August 31, 1999, Articles Supplementary filed with the Department on March 23, 2000, Articles Supplementary filed with the Department on August 30, 2000, Articles Supplementary filed with the Department on September 1, 2000, Articles Supplementary filed with the Department on March 21, 2001, Articles Supplementary filed with the Department on September 24, 2001, Articles Supplementary filed with the Department on December 6, 2001, Articles Supplementary filed with the Department on April 17, 2002, Articles Supplementary filed with the Department on August 7, 2002, Articles Supplementary filed with the Department on June 20, 2003, Articles Supplementary filed with the Department on November 24, 2003, Articles Supplementary filed with the Department on December 8, 2003, Articles Supplementary filed with the Department on December 12, 2005, Articles Supplementary filed with the Department on February 17, 2006, Articles Supplementary filed with the Department on March 22, 2006, Articles Supplementary filed with the Department on August 24, 2006, Articles Supplementary filed with the Department on October 3, 2006, Articles Supplementary filed with the Department on February 22, 2007 and Articles Supplementary filed with the Department on May 15, 2007;
(ii)	the Bylaws of the Company, as adopted as of November 24, 1997 and as amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999, the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001, the Third Amended and Restated Bylaws of the Company, on or as of May 15, 2003, the Fourth Amended and Restated Bylaws of the Company, on or as of August 16, 2004, and the Fifth Amended and Restated Bylaws of the Company, on or as of February 16, 2007 (the “Bylaws”);

(iii)	the Written Organizational Action of the Board of Directors of the Company, dated as of November 24, 1997 (the “Organizational Minutes”);

(iv)	certain resolutions adopted and actions taken by the Board of Directors of the Company (the “Board of Directors”), or a duly authorized committee thereof, on or before the date hereof and relating to the issuance of the Shares, certified as of a recent date by an officer of the Company (collectively, the “Directors’ Resolutions”);

(v)	the Registration Statement and the related prospectus included therein, and the related form of prospectus supplement, in substantially the form filed or to be filed with the Commission pursuant to the Act;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
September 9, 2008

(vi)	the Twelfth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P., dated as of August 25, 2006 (the “OP Partnership Agreement”);

(vii)	the Fourteenth Amended and Restated Agreement of Limited Partnership of AMB Property II, L.P., dated as of February 22, 2007, as amended by the First Amendment to Fourteenth Amended and Restated Agreement of Limited Partnership of AMB Property II, L.P., dated as of January 1, 2008 (the “Sub-OP Partnership Agreement”);

(viii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(ix)	a Certificate of Officer of the Company, dated as of September 9, 2008, executed by Tamra D. Browne, Senior Vice President, General Counsel and Secretary of the Company (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, the Directors’ Resolutions, the OP Partnership Agreement and the Sub-OP Partnership Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate; and

(x)	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
     Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officer’s Certificate and our knowledge. The words “our knowledge” signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as Maryland corporate counsel, no information has come to our attention that would give us actual knowledge or actual notice of the inaccuracy of the statement, opinion or other matters so qualified. We have undertaken no independent investigation or verification of any such statements, opinions or matters. The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have represented the Company, as Maryland corporate counsel, in connection with the Registration Statement.
     In reaching the opinion set forth below, we have assumed the following:
(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
September 9, 2008

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	all of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us, including, without limitation, the Officer’s Certificate, are true, correct and complete both when made and as of the date hereof;

(e)	the resolutions adopted, and the actions taken, by the Board of Directors or a duly authorized committee thereof, as the case may be, including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance of the Shares, have occurred upon the requisite vote of the members of the Board of Directors, or of such committee, as the case may be, at a duly called meeting at which a quorum of the incumbent directors of the Company, or members of such committee, as the case may be, was present and acting throughout, or by the unanimous written consent of all incumbent directors of the Company, or members of such committee, as the case may be, all in accordance with the Charter and Bylaws of the Company and applicable law;

(f)	the OP Units and the Performance Units have been, and are, duly authorized and validly issued by the Operating Partnership, and the Sub-OP Units have been, and are, duly authorized and validly issued by the Sub-Operating Partnership;

(g)	neither the Units nor the Shares have been, or will be, issued or sold in violation of any restriction or limitation on ownership and transfer contained in the Charter; and neither the Units nor the Shares have been, or will be, issued or sold to an Interested Stockholder of the Company or any Affiliate thereof, as each such term is defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law; and

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
September 9, 2008

(h)	upon the issuance of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding on the date subsequent to the date hereof on which the Shares are issued, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:
1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The OP Unit Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company, and if, as and when such OP Unit Shares are issued and delivered by the Company to the OP Unit Selling Stockholders in exchange for OP Units or Performance Units of the Operating Partnership, as applicable, upon and subject to the terms and conditions set forth in the OP Partnership Agreement and the Directors’ Resolutions, such OP Unit Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.	The Sub-OP Unit Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company, and if, as and when such Sub-OP Unit Shares are issued and delivered by the Company to the Sub-OP Unit Selling Stockholders in exchange for Sub-OP Units of the Sub-Operating Partnership, upon and subject to the terms and conditions set forth in the Sub-OP Partnership Agreement and the Directors’ Resolutions, such Sub-OP Unit Shares will be duly authorized, validly issued, fully paid and non-assessable.
     The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
     This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
September 9, 2008

     We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP